Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 31, 2025, and each included in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A, File No. 333-264818) of AB Active ETFs, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 26, 2024, with respect to the financial statements and financial highlights of AB Short Duration High Yield ETF (one of the portfolios constituting AB Active ETFs, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2024; and our report dated December 27, 2024, with respect to the financial statements and financial highlights of AB Short Duration Income ETF (one of the portfolios constituting AB Active ETFs, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 28, 2025